PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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☐	Preliminary Proxy Statement

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Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California 95035
(408) 262-9003

July 23, 2012

Dear Fellow Shareholders:

We are writing to provide you a very important update about the election of directors at the Annual Meeting of Shareholders of Sigma Designs, Inc., which is currently scheduled to be held on August 7, 2012.

Your Board has determined to reduce the number of nominees that it recommends for Sigma’s slate of directors from four to three nominees to ensure that one Potomac nominee is elected to the Board at the Annual Meeting even if you vote on the Company’s WHITE proxy card.  We believe our new WHITE proxy card will provide many shareholders the voting alternative they most desire – an opportunity to guarantee the addition of a new perspective to the Board without the risk of creating a split, and potentially stalemated, board, or turning over control of the Company to Potomac’s nominees through the unpredictability of cumulative voting, which can produce results contrary to the shareholders’ real intent.

In light of the number of shares held by Potomac and the mechanics of cumulative voting, the Board believes there is a significant risk that the ultimate outcome of the election of directors may not reflect the true desire of the Company’s shareholders.  While cumulative voting is a shareholder friendly process, it can also lead to unintended results when a shareholder, particularly a dissident hedge fund seeking to obtain control of the Company, can cumulate votes in a manner that ultimately results in an election outcome that may not be desired by more than a majority of the votes cast.

Your Board continues to believe now is not the time to disrupt the recent momentum gained from the Company’s strategic plan by turning over control of the Board to a dissident hedge fund that only recently began acquiring shares earlier this year.   We believe that we are at a critical junction in the implementation of our strategic plan, with some significant successes already realized, and that any delay in executing our plan could have significant adverse consequences.  We also believe the negative impact that this turnover would have on our key employees and our relationships with our customers and strategic partners would be very detrimental to shareholder value.  However, we also accept that having a new perspective on the Board will help us execute on one of our top priorities of streamlining expenses as well as evaluate and focus our progress in the future.  In fact, in addition to welcoming one of Potomac’s nominees to the Board, we are committed to continue our search for new independent directors with appropriate qualifications to join the Board following the Annual Meeting.

As we have navigated through this proxy contest, we have had an opportunity to visit and speak with many of our shareholders.  We appreciate the time that shareholders have taken to read our written materials and listen to our message.  Likewise, we too have listened to you, the shareholders.  We have heard your feedback, both positive and negative.  One thing that we have heard clearly from you is that shareholders would like a new perspective on the Board.

Accordingly, we are amending our proxy materials to nominate three directors for election to the Board.  We strongly urge you (1) to read the accompanying supplemental proxy material carefully and vote FOR the nominees proposed by the Board of Directors by using the enclosed amended WHITE proxy card and (2) not to return any gold proxy card sent to you by Potomac. If you vote using a gold proxy card sent to you by Potomac, you can subsequently revoke it by using the WHITE proxy card to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in our proxy materials.

If you already submitted a WHITE proxy card or voted, your vote remains valid and you do not need to vote again in connection with this supplement.

If you have any questions on how to vote, please contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834; banks and brokers may call collect at 1-212-750-5833.

We thank you for your continued support and interest in Sigma Designs.

Sincerely yours,

William J. Almon	Thinh Q. Tran
Chairman of the Board	President and Chief Executive Officer
Sigma Designs, Inc.	Sigma Designs, Inc.

SUPPLEMENT TO PROXY STATEMENT

This supplement (this “Supplement”) supplements and amends the proxy statement dated June 19, 2012 (the “Proxy Statement”) of Sigma Designs, Inc. (the “Company”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Tuesday, August 7, 2012, or any adjournment or postponement thereof.  The Annual Meeting will be held at the Company’s principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is June 12, 2012, which is the same record date specified in the Proxy Statement.  The Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy and Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (collectively, the “Proxy Materials”) were first sent or given to all shareholders entitled to vote at the Annual Meeting on or about June 21, 2012. This Supplement, which should be read in conjunction with the Proxy Statement, is first being sent or given to shareholders on or about July 23, 2012.

On July 22, 2012, Julien Nguyen notified the Board that he will not stand for re-election to the Board at the Annual Meeting.   In response, the Board determined it was in the best interest of the Company and all of its shareholders to reduce the number of nominees it would recommend for the Company’s slate of directors from four to three nominees, while maintaining the number of directors to be elected at the Annual Meeting at four directors.  The net result of this action by the Board is that it guarantees that at least one Potomac nominee will be elected at the Annual Meeting.

The Board strongly recommends the election of the following three directors: William J. Almon, Thinh Q. Tran and Lung C. Tsai.  This Supplement amends and restates Proposal 1: Election of Directors in the Proxy Statement.  The amended and restated Proposal 1: Election of Directors is set forth below in this Supplement.  Except as revised, supplemented and amended below, the Proxy Materials are unchanged and remain in full force and effect.

Shareholders are urged to vote in accordance with the Board’s recommendation, including if necessary by using the enclosed WHITE proxy card to change any previously cast vote on a gold proxy card.  If shareholders already submitted a WHITE proxy card or voted, your vote remains valid and you do not need to vote again in connection with this Supplement.  Subject to any withhold instructions on your previously submitted WHITE proxy card, your cumulated votes will be allocated among the Company’s three continuing nominees in a manner intended to elect as many as possible.

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) giving written notice of revocation to the Secretary of the Company at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company or by telephone or the Internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those shareholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Sigma Designs, Inc., Attention: Secretary, 1778 McCarthy Blvd., Milpitas, California 95035, at or before the taking of the vote at the Annual Meeting.

The new WHITE proxy card enclosed with this Supplement differs from the WHITE proxy card previously furnished to you with the Proxy Statement in that the enclosed new WHITE proxy card includes the Board’s revised slate of only three director nominees for Proposal 1: Election of Directors.  The Board unanimously recommends that shareholders vote FOR the election of each of its three nominees on the enclosed new WHITE proxy card.

For additional information regarding voting of your shares, please refer to the section below captioned “Voting.”

AMENDED AND RESTATED
PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, proposes the election of three directors of the Company to serve until the next annual meeting of shareholders or thereafter until their successors are duly elected and qualified.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently directors of Sigma.  Unless otherwise instructed, the proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.  If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.  The number of authorized directors is currently fixed at four.

Names of the nominees, and certain biographical information as of June 15, 2012, are set forth below:

Name	Age	Position
Thinh Q. Tran	58	President and Chief Executive Officer
William J. Almon (1)(2)(3)	79	Chairman of the Board
Lung C. Tsai (1)(2)(3)	64	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.

Mr. Tran, one of our founders, has served as our President and Chief Executive Officer since February 1982.  Mr. Tran also served as our Chairman of the Board from February 1982 to June 2012.  Prior to joining us, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

As our President and Chief Executive Officer, a position he has held for over 30 years, Mr. Tran has unparalleled knowledge of our business, products and operations.  During his period of service as our President and Chief Executive Officer and Chairman of our Board, Mr. Tran has shown unwavering dedication to the Company.  The Board considered this along with Mr. Tran’s extensive experience in the technology industry.  The Board determined Mr. Tran brings significant senior leadership, industry and technology expertise along with an unmatched knowledge of our business to the Board.

            Mr. Almon has served as one of our directors since April 1994 and was appointed Chairman of the Board in June 2012.  He has extensive executive experience in technology companies ranging from Fortune 500 enterprises to start ups.  While at IBM for 30 years, he served in many executive positions including Executive Assistant to the President, prior to his retirement in 1987.  As a Vice President, Mr. Almon played a key role in taking IBM into the OEM business as well as small form factor disk drives.  Mr. Almon served as the President, Chief Executive Officer and Chairman of the Board of Grandis, Inc., a solid-state memory company, from May 2002 to June 2006, where he helped pioneer solid state Magnetic Random Access Memory (MRAM).  Prior to that, Mr. Almon was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technologies PLC.  He was Chairman of the Board of Internet Image, an internet software company, from January 1999 to December 1999, when it merged with Intraware, Inc.  In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks.  From December 1989 until February 1993, Mr. Almon served as President and Chief Operating Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices, when they set the record as the fastest company to reach the Fortune 500.  Mr. Almon also currently serves as Chairman of the Board of Futek Furnace Inc. and Rollbase Inc.

Mr. Almon’s extensive executive leadership experience of technology companies enables him to provide valuable contributions with respect to the Company’s management, operations, strategy, growth and long-range plans. Mr. Almon also brings valuable accounting and financial expertise to the Board.  The Board considered these factors along with the integrity and dedication that Mr. Almon has exhibited during his service as one of our directors.

Mr. Tsai has served as one of our directors since June 2003.  He is one of the co-founders of MechanicNet Group, Inc., a software company serving the automotive aftermarket and other professional industry, and has served as its Chairman and Chief Executive Officer since 1999.  Prior to MechanicNet Group, Inc., Mr. Tsai co-founded Internet Image, a Java solutions company for online software deployment and served as its Chief Executive Officer from 1993 until its acquisition by Intraware, Inc. in 1999.  Previously, Mr. Tsai co-founded and served as Vice President of Operations and Vice President of Sales & Marketing for Destiny Technology Corp., a laser printer controller firmware development company from 1987 to 1993.  Prior to Destiny Technology Corp, Mr. Tsai served as Vice President of System Development for Mellon Bank and Systems Officer for Bank of America.

Mr. Tsai’s history of innovation as a founder and chief executive of several companies and business acumen provides valuable insight to the Board on operational and strategic matters.  Mr. Tsai has extensive leadership experience with technology companies, which is valuable in assessing the Company’s operating plans and strategic direction.  The Board considered these factors along with the integrity and dedication that Mr. Tsai has exhibited during his service as one of our directors.

There are no family relationships among any of our directors and executive officers.

Vote Required

The four nominees for director receiving the highest number of affirmative votes will be elected as directors.  Unless marked to the contrary, proxies received will be voted “For” the three nominees set forth above, subject to the proxy holders’ ability to cumulate votes, as described in the Company’s Proxy Materials.

The Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of Sigma.

Voting

Shareholders may vote in person or by proxy by completing, signing, dating and returning the accompanying new WHITE proxy card or by voting by telephone or via the Internet in accordance with the instructions listed on the new WHITE proxy card. If you vote, or if you previously voted, on the proxy card previously furnished to you with the Proxy Statement, your shares will be voted in accordance with your instructions, including with respect to Proposal 1: Election of Directors.  If you previously voted for the director nominee no longer included in the WHITE proxy card, the proxy holders will cumulate votes and cast such vote in favor of the election of some or all of the applicable director nominees on the new WHITE proxy card in their sole discretion, except shares will not be cumulated with respect to any nominee for whom the authority to vote had been withheld. Execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. If you have already voted on the WHITE proxy card previously supplied by the Company or on the gold proxy card supplied by Potomac, and you wish to change your previously cast vote, including in respect of Proposal 1, we request that you submit a new WHITE proxy card or vote again by telephone or via the Internet in accordance with the instructions listed on the new WHITE proxy card, which will have the effect of revoking your prior vote and casting your new vote.  The shares represented by a proxy will be voted in the manner directed in such proxy.  In the absence of any direction, the shares will be voted “FOR” all of the three director nominees listed above, “FOR” Proposals 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.  Unless otherwise instructed, the proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.  The shares represented by a proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld.

Other than the other matters to be voted upon at the Annual Meeting, as set forth in the Proxy Statement and this Supplement, including the Amended and Restated Proposal 1, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Your Vote is Important, No Matter How Many or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:
We urge you NOT to vote using any Gold proxy card sent to you by
Potomac, as doing so will revoke your vote on the WHITE proxy card.

OR

3. **Vote by Mail** – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Sigma Designs, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▼

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Please mark your votes as in this example ☒

	FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT
1. Election of Directors:	☐	☐	☐

Nominees:
01 Thinh Q. Tran
02 William J. Almon
03 Lung C. Tsai

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name(s) or number(s) of the nominee(s) on the line below.

____

____

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Armanino McKenna LLP as independent registered public accounting firm of Sigma Designs, Inc. for fiscal year 2013.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

Date______________________________, 2012
Signature ______________________________
Signature (if held jointly) ______________________________
Title(s) ______________________________

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY **(AMENDED)**

SIGMA DESIGNS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Sigma Designs, Inc., or Sigma, hereby appoints Thinh Q. Tran and Thomas E. Gay III and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Sigma held of record by the undersigned on June 12, 2012, at the Annual Meeting of Shareholders of Sigma to be held on August 7, 2012 at 2:00 p.m., local time, at the Company's principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035, and any adjournments or postponements thereof. **The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted "FOR" all of the director nominees listed above, "FOR" Proposals 2 and 3, and as said proxies deem advisable on such other matters as may properly come before the meeting. Unless otherwise instructed, the proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. The shares represented by this Proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld.**

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)